LOAN CERTIFICATE

INFORMATION SUPPLIED BY MINOAN MEDICAL PROPRIETARY LIMITED

MINOAN MEDICAL PROPRIETARY LIMITED

I hereby certify that there is a loan facility in place between Minoan Medical and DISA Medinotec, the loan can be drawn down to a maximum of $2.5 Million and carries the following terms and conditions

Security held:	UNSECURED
Interest rate:	SOUTH AFRICA PRIME RATE%
Repayment terms:	Within three years after listing at the discretion of the borrower, the amount can be converted into equity or settled in one bullet payment 3 years after listing on the OTC markets

Specific or unusual covenants (if any):	None

/s/ Gregory Vizirgianakis

Minoan Medical

Gregory Vizigianakis CEO {Minoan Medical)

Date: March 1,2017

/s/ Pieter van Niekerk

DlSA Medinotec

Pieter van Niekerk

CFO {DISA Medinotec)

Date: March 1,2017